                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           DISCOUNT AUTO PARTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            Discount Auto Parts Logo

                                                                 August 15, 1996

Dear Stockholder:

     On behalf of the Board of Directors and all the team members of Discount Auto Parts, Inc. I am pleased to invite you to the Annual Meeting of Stockholders of Discount Auto Parts, Inc., which will be held at the Lakeland Centre, 700 West Lemon Street, Lakeland, Florida at 10:30 A.M., Local Time, on Tuesday, October 8, 1996. I hope you will be able to join us to review the year and the progress of your company.

     The items of business to be acted on during the meeting are listed in the Notice of Annual Meeting of Stockholders and are described more fully in the Proxy Statement. In addition, the formal business of the meeting will include a report on operations followed by a question and discussion period.

     TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED, I URGE YOU TO VOTE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE WHICH IS PROVIDED, WHETHER OR NOT YOU EXPECT TO BE PRESENT. YOU MAY, OF COURSE, ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     I look forward to seeing you at the meeting, and on behalf of the Board of Directors and team members of Discount Auto Parts, Inc. I want to thank you for your continued support and confidence in us.

                                          Sincerely,

                                          /s/ Peter J. Fontaine
                                          -------------------------------------
                                          PETER J. FONTAINE
                                          Chief Executive Officer and President

                            DISCOUNT AUTO PARTS LOGO

                           DISCOUNT AUTO PARTS, INC.
                            4900 FRONTAGE ROAD SOUTH
                            LAKELAND, FLORIDA 33815

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 8, 1996

To The Stockholders Of
Discount Auto Parts, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Discount Auto Parts, Inc. will be held on Tuesday, the 8th day of October, 1996, at 10:30 A.M., Local Time, at the Lakeland Centre, 700 West Lemon Street, Lakeland, Florida for the following purposes:

          1. To authorize and approve an increase in the number of members of the Board of Directors from five members to six members through the creation of one Class I director position;

          2. To elect two Class I directors to serve for three-year terms;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1997; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on August 12, 1996 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are requested to vote, date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                          By Order of the Board of Directors,

                                          /s/ William C. Perkins
                                          ------------------------------------
                                          WILLIAM C. PERKINS
                                          Secretary

August 15, 1996

                            Discount Auto Parts LOGO

                           DISCOUNT AUTO PARTS, INC.
                            4900 FRONTAGE ROAD SOUTH
                            LAKELAND, FLORIDA 33815

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of                                           August 15, 1996
Discount Auto Parts, Inc.:


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Discount Auto Parts, Inc. (the "Company"), from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be used at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 10:30 A.M., Local Time, on Tuesday, October 8, 1996, at the Lakeland Centre, 700 West Lemon Street, Lakeland, Florida.


     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.


     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and team members of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.


     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to vote, date, sign and return the enclosed proxy promptly.

     The approximate date on which this proxy is to be mailed to stockholders is August 26, 1996.

     Shares of Common Stock are the only outstanding voting securities of the Company.


     The Board of Directors in accordance with the bylaws has fixed the close of business on August 12, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 16,575,343 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of ChaseMellon Shareholder Services, the Company's transfer agent for the Common Stock, who will serve as inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

                               SECURITY OWNERSHIP

     The following table sets forth, as of August 12, 1996, the number of shares of the Company's Common Stock beneficially owned by i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock together with such person's address, ii) each of the Company's directors and nominees to become a director, iii) each named executive officer as defined under applicable Securities and Exchange Commission rules and iv) all directors and executive officers as a group.


                                                                         AMOUNT AND
                                                                           NATURE
                                                                             OF
                                                                         BENEFICIAL      PERCENT
             NAME OF BENEFICIAL OWNER OR NUMBER IN GROUP                OWNERSHIP(1)     OF CLASS
- ----------------------------------------------------------------------  ------------     --------
Fontaine Industries Limited Partnership...............................    4,009,354(2)     24.2
  3305 W. Spring Mountain Road #60
  Las Vegas, Nevada 89012
Fontaine Enterprises Limited Partnership..............................    4,016,331(3)     24.2
  3305 W. Spring Mountain Road #60
  Las Vegas, Nevada 89012
Peter J. Fontaine.....................................................    8,027,685(4)     48.4
  c/o The Company
  4900 Frontage Road South
  Lakeland, Florida 33815
Glenda A. Fontaine Marital Trust......................................    4,016,331(5)     24.2
  under Agreement dated July 8, 1993
  c/o The Company
  4900 Frontage Road South
  Lakeland, Florida 33815
Warren Shatzer........................................................       51,500(6)     *
William C. Perkins....................................................        7,341(7)     *
David C. Viele........................................................        3,453(8)     *
Steven C. Bair........................................................        3,453(9)     *
Clement A. Bottino....................................................        3,623(10)    *
C. Michael Moore......................................................          -0-        *
E. E. Wardlow.........................................................        6,500(11)    *
A Gordon Tunstall.....................................................        2,500(12)    *
David P. Walling......................................................        5,290(13)    *
FMR Corp..............................................................      857,900(14)     5.2
  82 Devonshire Street
  Boston, Massachusetts 02109
Fidelity Management & Research Company................................      821,100(14)     5.0
  82 Devonshire Street
  Boston, Massachusetts 02109
Edward C. Johnson 3d..................................................      857,900(14)     5.2
  82 Devonshire Street
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.........................................      851,500(15)     5.1
  100 E. Pratt Street
  Baltimore, Maryland 21202
All Directors and Executive Officers as a Group (9 persons)...........    8,106,055        48.9


- ---------------

* Less than one percent

 (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power.


 (2) Fontaine Industries Limited Partnership ("Industries L.P.") is a Nevada Limited Partnership. A revocable trust established by Peter J. Fontaine and under which Mr. Fontaine is the trustee, is the sole general partner and is one of two limited partners of Industries L.P., owning an aggregate of 99% of the partnership interests. Peter J. Fontaine is a limited partner and owns the remaining 1% of the partnership interests. Although not reflected in the table, Industries L.P. may be considered, for beneficial ownership purposes, part of a group which also includes Fontaine Enterprises Limited Partnership, Peter J. Fontaine Revocable Trust, Glenda A. Fontaine Marital Trust, certain trusts established for the benefit of the children of Denis
     L. Fontaine, Peter J. Fontaine and Merritt A. Gardner as Trustee; therefore, Industries L.P. may be considered as beneficially owning the same aggregate number of shares shown in the table as being beneficially owned by Peter J. Fontaine.



 (3) Fontaine Enterprises Limited Partnership ("Enterprises L.P.") is a Nevada Limited Partnership. The Glenda A. Fontaine Marital Trust (the "Glenda Fontaine Trust"), of which Peter J. Fontaine and Merritt A. Gardner are the trustees, is the sole general partner and a limited partner of Enterprises L.P., owning an aggregate of 81.5% of the partnership interests. Certain trusts established for the benefit of the children of Denis L. Fontaine (the "Children's Trusts"), of which Peter J. Fontaine and Merritt A. Gardner are also the trustees, are limited partners of Enterprises L.P. and in such capacity own the remaining 18.5% of the partnership interests. Although not reflected in the table, Enterprises L.P. may be considered, for beneficial ownership purposes, part of a group which also includes Fontaine Industries, Peter J. Fontaine Revocable Trust, Glenda A. Fontaine Marital Trust, certain trusts established for the benefit of the children of Denis L. Fontaine, Peter J. Fontaine and Merritt A. Gardner as Trustee; therefore, Enterprises L.P. may be considered as beneficially owning the same aggregate number of shares shown in the table as being beneficially owned by Peter J. Fontaine.



 (4) Peter J. Fontaine does not directly own any shares. Beneficial ownership by Mr. Fontaine reflects (i) 4,009,354 shares owned by Industries L.P., (ii) 4,016,331 shares owned by Enterprises L.P., (iii) 1,000 shares owned by Debra Fontaine, Mr. Fontaine's wife and (iv) 1,000 shares owned by Mr. Fontaine's daughter. See Notes (2) and (3) above.



 (5) The Glenda Fontaine Trust does not directly own any shares. Beneficial ownership by the Glenda Fontaine Trust reflects shares owned by Enterprises L.P. See Note (3) above.



 (6) The number of shares shown for Warren Shatzer includes all of the shares held by Shatzer Enterprises Limited Partnership, a Nevada limited partnership. A revocable trust established by Mr. Shatzer and under which Mr. Shatzer is the trustee, is the sole general partner and is one of two limited partners of Shatzer Enterprises Limited Partnership, owning an aggregate of 99% of the partnership interests, with Warren Shatzer being a limited partner and owning the remaining 1% of the partnership interests. The number of shares also includes 500 shares owned by Teresa Shatzer, his wife and 1,000 shares owned by his son.



 (7) The number of shares shown includes 5,669 shares deemed to be beneficially owned by Mr. Perkins by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 272 shares owned by Gina Perkins, his wife, and 200 additional shares (100 owned by each of his two sons).



 (8) The number of shares shown includes 2,853 shares deemed to be beneficially owned by Mr. Viele by virtue of certain stock options that are currently exercisable or become exercisable within 60 days.



 (9) The number of shares shown includes 2,853 shares deemed to be beneficially owned by Mr. Bair by virtue of certain stock options that are currently exercisable or become exercisable within 60 days.

(10) The number of shares shown includes 2,841 shares deemed to be beneficially owned by Mr. Bottino by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 91 shares owned by his wife.



(11) The number of shares shown includes 1,500 shares deemed to be beneficially owned by Mr. Wardlow by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 5,000 shares that are held in a revocable trust established by Mr. Wardlow and under which Mr. Wardlow is the Trustee.



(12) The number of shares shown includes 1,500 shares deemed to be beneficially owned by Mr. Tunstall by virtue of certain stock options that are currently exercisable or become exercisable within 60 days.



(13) The number of shares shown includes 245 shares owned by Elizabeth Walling, his wife.



(14) This information is derived from a Schedule 13G dated November 8, 1995, filed by FMR Corp. and Edward C. Johnson 3d. FMR Corp. and Edward C. Johnson 3d are each shown to have sole dispositive power with respect to all 857,900 shares. Fidelity Management & Research Company is a wholly owned subsidiary of FMR Corp. and is deemed the beneficial owner with respect to 821,100 shares as a result of acting as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940. Neither FMR Corp. nor Edward C. Johnson, 3d, has the sole power to vote or direct the voting of any of the 857,900 shares shown. This power resides with the Board of Trustees of the various institutions for which FMR Corp.'s wholly owned subsidiaries act as investment advisers.



(15) The number of shares shown are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is derived from a Schedule 13G dated February 14, 1996.


1.  INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation provide that the size of the Board of Directors shall consist of three to nine members, the exact number of directors to be fixed from time to time as provided in the bylaws of the Company. The Company's Amended and Restated Articles of Incorporation further provide that the Board of Directors shall be divided into three classes of approximately equal size.

     The bylaws of the Company provide that the number of directors shall be fixed by the stockholders at any annual or special meeting. The stockholders have previously fixed the number of directors at five, of which one is a Class I director, two are Class II directors and two are Class III directors.

     The Board of Directors believes it to be in the best interest of the Company and the stockholders to increase the number of members of the Board of Directors from five members to six members. In this respect, the Board of Directors recommends that an additional Class I director seat be created thereby increasing the size of the Board of Directors from five members to six members (two Class I directors, two Class II directors and two Class III directors).

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the increase in the number of members of the Board of Directors from five members to six members.

2.  ELECTION OF DIRECTORS

     The current terms of the three classes of directors expire in 1996 (Class I directors), 1997 (Class II directors) and 1998 (Class III directors). Directors are generally elected for three-year terms.

     Two directors (the Class I directors) are to be elected at the 1996 Annual Meeting. The Board of Directors has nominated the following named persons to stand for election at the 1996 Annual Meeting for the two Class I director seats (terms expiring in 1999):

              A Gordon Tunstall
              David P. Walling

     A Gordon Tunstall has been nominated to stand for election for the original Class I director seat and David P. Walling has been nominated to stand for election for the Class I director seat to be created at the 1996 Annual Meeting. It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the election of A Gordon Tunstall and David P. Walling as the Class I directors of the Company, to serve for the term described above. See "Management -- Directors and Executive Officers" for further information on such nominees. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the Class I directors.

     The proposed nominees for election as directors are willing to be elected as such. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person as the Board of Directors may select. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN KEY TEAM MEMBERS

     The following table sets forth certain information regarding the Company's director nominees, continuing directors, executive officers and certain other key team members:


                                                                                     YEARS WITH
                                        AGE                 POSITIONS                THE COMPANY
                                        ---   -------------------------------------  -----------
    DIRECTORS AND EXECUTIVE OFFICERS
    Peter J. Fontaine.................  42    President, Chief Executive Officer,         21
                                                and Director (term expiring in
                                                1998)
    Warren Shatzer....................  49    Executive Vice President --                 16
                                                Merchandising and Director (term
                                                expiring in 1997)
    William C. Perkins................  39    Executive Vice President --                 13
                                                Operations, Secretary and Director,
                                                (term expiring in 1998)
    David C. Viele....................  38    Vice President -- Purchasing and            20
                                                Distribution
    Steven C. Bair....................  36    Vice President -- Operations                18
    Clement A. Bottino................  44    Vice President -- Operations                17
    C. Michael Moore..................  36    Chief Financial Officer                   *
    E. E. Wardlow.....................  74    Director (term expiring in 1997)             4
    A Gordon Tunstall.................  52    Director (term expiring in 1996)             4
    David P. Walling..................  65    Nominee for Director (term expiring
                                                in 1999)
    CERTAIN KEY TEAM MEMBERS
    Steven K. Joiner..................  35    Vice President -- Marketing                 13
    Michael D. Harrah.................  46    Vice President -- Information Systems        4
    Clifford J. Wiley.................  39    Vice President -- Real Estate               12


- ---------------

* Joined the Company on July 8, 1996

  Directors and Executive Officers

     Peter J. Fontaine has been with the Company since March 1975, serving since 1978 in various managerial and executive capacities. Mr. Fontaine has been a director since 1978, was elected Secretary and Treasurer in 1979, Executive Vice President -- Operations in 1992, Chief Operating Officer in 1993 and President and Chief Executive Officer in July 1994.

     Warren Shatzer has been with the Company since July 1980, serving in various executive capacities. He was elected Merchandising Director in 1980, a director in 1983 and Executive Vice President -- Merchandising in 1992. Mr. Shatzer has more than 24 years of experience in retailing. Mr. Shatzer is principally responsible for formulating and implementing the Company's store merchandising strategies and programs and for overseeing real estate operations.

     William C. Perkins has been with the Company since June 1983, serving in various managerial capacities until his appointment to the position of Controller and Chief Accounting Officer in 1989. Mr. Perkins was designated as the Company's Chief Financial Officer in 1992 and in July 1994 was elected to the additional positions of Executive Vice President -- Operations and Secretary. Mr. Perkins has more than 15 years of experience in retailing. Mr. Perkins is principally responsible for home office and store operations.

     David C. Viele has been with the Company since March 1976, serving in various distribution and purchasing capacities. Mr. Viele served as Purchasing Manager from 1988 until April 1994, at which time he was elected as Vice President -- Purchasing and Distribution.

     Steven C. Bair has been with the Company since September 1978, serving in various managerial capacities. Mr. Bair served as a Division Manager from 1985 until April 1994, at which time he was elected as Vice President -- Operations.

     Clement A. Bottino has been with the Company since July 1979, serving in various managerial capacities. Mr. Bottino served as a Division Manager from 1985 until April 1994, at which time he was elected as Vice
President -- Operations.

     C. Michael Moore joined the Company in July 1996 as Chief Financial Officer. Prior to joining the Company, Mr. Moore was employed by Ernst & Young LLP from December 1981 until June 1996, most recently as Senior Manager.

     E.E. Wardlow was President and Chief Operating Officer of Kmart Corporation from 1972 until his retirement in 1981 after 44 years of service with Kmart Corporation. Over the past nine years, Mr. Wardlow has provided consulting services to the Company on a part time basis. He is also currently a director of Wolohan Lumber Co.

     A Gordon Tunstall is the founder of and for more than 12 years has served as President of Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Tunstall Consulting has provided financial consulting services to the Company over the past several years. Mr. Tunstall is also currently a director of LA T Sportswear, Orthodontic Centers of America, Inc., Romac International and Advanced Lighting Technologies.


     Since 1990, David P. Walling has provided consulting services to the Company on a part time basis. Prior to 1990, Mr. Walling was employed by Kmart Corporation for over 32 years in various managerial and executive capacities. Mr. Walling served as Vice President, General Controller of Kmart Corporation from 1976 until 1980. From 1980 until 1988, Mr. Walling served as Vice President -- Corporate Accounting and Reporting and from 1988 until his retirement in 1989 he served as Vice President -- Accounting/ Administration.


     None of the executive officers or directors are related to one another. Executive officers are elected by and serve at the discretion of the Board of Directors.

  Certain Key Team Members

     Steven K. Joiner has been with the Company since October 1983, serving in various managerial capacities. Since 1995, Mr. Joiner has been Vice
President -- Marketing.

     Michael D. Harrah was appointed Vice President -- Information Systems in 1995. Prior thereto, Mr. Harrah was the Company's Director of Information Systems since October 1992. Before joining the Company, Mr. Harrah worked for Lykes Bros., Inc., for over 13 years, where he last served as Director of Data Processing.

     Clifford Wiley has been with the Company since August 1984, serving in various real estate related capacities. Mr. Wiley served as a Real Estate Manager from August 1984 to July 1996, at which time he was elected as Vice President of Real Estate.


     In recent years, the Company has also benefitted from the advice of four seasoned retailers who, prior to retirement, were executives with Kmart Corporation. E. E. Wardlow has provided advice and consultation on all phases of mass merchandising and discount retailing; Kenneth Dunkel, with experience in distribution, David P. Walling, with experience in accounting and financial matters, and Kenneth Dowden, with experience in distribution and information systems, have been providing guidance to the Company for the past several years and continue to serve as advisors to the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held four meetings during fiscal 1996. Each of the incumbent Directors attended at least 75% of all meetings of the Board and each committee of which he was a member.

     The Board of Directors has a standing Audit Committee and a Compensation and Benefits Committee (the "Compensation Committee"); it does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Articles of Incorporation of the Company. See "-- Stockholder Proposals For Presentation At The 1997 Annual Meeting" for further information.

     The members of the Audit Committee are E. E. Wardlow and A Gordon Tunstall. The Audit Committee held one meeting during fiscal 1996. The Audit Committee recommends the appointment, subject to approval by the Board of Directors, of the Company's independent auditors. The Committee also reviews the accounting principles and the financial reporting practices adopted by management, the non-audit services performed by the independent auditors, the scope of the audits performed by the independent auditors, and the findings and recommendations of the independent auditors and approves the fees paid to the independent auditors.

     The members of the Compensation Committee are E. E. Wardlow and A Gordon Tunstall. The Compensation Committee held one meeting during fiscal 1996. The Compensation Committee reviews and recommends to the Board of Directors the compensation of officers of the Company, examines periodically the compensation structure of the Company and administers the Company's 1992 Stock Option Plan, the Company's 1992 Team Members Stock Purchase Plan and the Company's 1995 Stock Option Plan and certain aspects of the Company's Supplemental Executive Profit Sharing Plan.

COMPENSATION OF DIRECTORS

     Directors who are not employees received a fee of $2,500 for each meeting attended plus reimbursement for reasonable out-of-pocket expenses to attend meetings of the Board of Directors and its committees. In addition, non-employee directors are entitled to receive 1,000 stock options on an annual basis under the Discount Auto Parts, Inc. Non-Employee Directors' Stock Option Plan. In fiscal 1996, each non-employee director was granted options to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in 25% percent increments on each subsequent anniversary of the date of grant.

     No director who is an employee of the Company will receive separate compensation for services rendered as a director.

                         COMPENSATION COMMITTEE REPORT

To: The Board of Directors

     As members of the Compensation and Benefits Committee (the "Compensation Committee"), it is our duty to administer the Company's various incentive plans, including its stock option plan, its stock purchase plan and its annual bonus plan. In addition, we review compensation levels of the executive officers, evaluate the performance of the executive officers, make recommendations to the Board of Directors with respect to the Company's executive compensation policies, and deal with related matters. In evaluating the performance of executive officers, we consult with the Chief Executive Officer, except when evaluating his performance, in which case we meet independently. The Compensation Committee will review with the Board of Directors in detail all aspects of compensation for the executive officers. The Compensation Committee is composed of two outside directors.

     The Compensation Committee has available to it access to independent compensation data and may, from time to time in the future, consult with an outside compensation consultant.

     The Company's compensation policy for executive officers, which is endorsed by the Compensation Committee, is designed to support the overall objective of enhancing value for stockholders by attracting, developing, rewarding and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and insuring compensation levels that are, in general, externally competitive and internally equitable.

     The key elements of the Company's executive officers' compensation in fiscal 1996 consisted principally of (1) base salary, (2) potential bonuses based on overall Company performance for the President, the Executive Vice President -- Merchandising and the Executive Vice President -- Operations, and based in part on overall Company performance and in part on specific performance criteria keyed to areas of responsibility for each of the other executive officers and (3) the award of stock options under the 1992 Stock Option Plan and/or the 1995 Stock Option Plan which is designed to give certain of the officers and other team members the opportunity to be awarded long-term, stock-based incentives.

     The Compensation Committee's policies with respect to each of these elements are discussed below, including the basis for the compensation awarded in fiscal 1996 to Peter J. Fontaine, the Company's President and Chief Executive Officer. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

  Base Salary

     Each officer's base salary is reviewed annually. The specific base salaries are based upon the Chief Executive Officer's subjective determination of appropriate salary levels, taking into consideration the scope of responsibility, experience, Company and individual performance, as well as pay practices of other companies relating to executives with similar responsibility. The Chief Executive Officer then makes recommendations to the Compensation Committee, which is responsible for approving or disapproving those recommendations.

     With respect to the base salary of Peter J. Fontaine in fiscal 1996, consideration was given to a comparison of base salaries of persons with comparable positions and responsibilities in peer companies and an assessment of the individual performances of Mr. Fontaine. Mr. Fontaine was granted a base salary of $192,400 for fiscal 1996 which was unchanged from his base salary for fiscal 1995. The level nature of the base salary was reflective of the desire to reward improved overall performance of the Company and the perceived contribution of Peter J. Fontaine to this improved performance through the annual bonus rather than by increasing base salary.

  Annual Bonus Program

     Under the Company's annual bonus plans, incentive compensation is discretionary and is paid based on current year's performance. The fiscal year 1996 annual bonus plans for the Chief Executive Officer, the

Executive Vice President -- Merchandising and the Executive Vice
President -- Operations were directly tied to pre-tax net income and is earned based in part on the ability of the Company to achieve a preestablished goal for comparable store sales growth and in part on the ability of the Company to achieve a preestablished goal for earnings growth. Under the bonus program in fiscal 1996 for these three executive officers, determinations as to payment of bonuses were made quarterly. The base bonus for each of the Chief Executive Officer and the Executive Vice President -- Merchandising was 1% of the Company's pre tax earnings and was .75% of the Company's pre tax earnings for the Executive Vice President -- Operations. Under the bonus program for these three executive officers, the amount of the base bonus is adjusted downward if and to the extent the goals are not achieved and is increased if and to the extent the goals are exceeded. In fiscal 1996, the goal for comparable store sales increase was 10% and the goal for earnings growth was 25%.


     The fiscal year 1996 annual bonus plan for the other executive officers was based in part directly on pre-tax net income and in part on each executive officer meeting personal performance goals established at the beginning of the fiscal year. The performance criteria for the other executive officers were developed by the Chief Executive Officer of the Company, with input from their respective senior officer to whom they report and subject to approval by the Compensation Committee.


     In order to provide some flexibility, management is given the authority to terminate these various bonus plans at any time.

  Long-Term Compensation


     The Compensation Committee awards stock options under the 1992 Stock Option Plan and/or the 1995 Stock Option Plan to executive officers, other members of management and key individual team members. Generally, the Chief Executive Officer will recommend the number of options to be granted and will present this number along with appropriate supporting data to the Compensation Committee for its review and approval. Options are granted at fair market value on the date of grant and therefore any value which ultimately accrues to key team members under such options is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's stock. These options generally vest beginning after three years and then over a four year period and have a 10 year duration.


     Stock option grants are designed to retain key team members, including executive officers, and to provide an incentive for key team members to improve the return to stockholders. In fiscal 1996, the Compensation Committee awarded stock options to Mr. Bair, Mr. Bottino and Mr. Viele. The grants were based on their respective responsibilities, their relative positions in the Company and their respective contributions to the Company's financial performance. Although stock options were issued to other key team members as well, no stock options were awarded to Mr. Fontaine or Mr. Shatzer.

  Other

     The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.

     No member of the Compensation Committee is a former or current officer of the Company.

          COMPENSATION COMMITTEE:

              E. E. Wardlow
              A Gordon Tunstall

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Standard & Poor's 500 Index and an Automotive Peer Group(1). Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on August 18, 1992, the date of the Company's initial public offering, and the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                                  [GRAPH]

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)             DAP           S&P 500 INDEX     PEER GROUP
AUGUST 18, 1992                         100.00          100.00          100.00
JUNE 1, 1993                            167.00          110.00          128.00
MAY 31, 1994                            128.00          114.00          138.00
MAY 30, 1995                            149.00          135.00          136.00
MAY 28, 1996                            144.00          179.00          175.00

- ---------------

(1) The peer group comprises publicly traded Automotive Parts Retailers which are engaged principally or in significant part in the retail sale of automotive replacement parts, maintenance items and accessories to the Do-It-Yourself consumer and which often are viewed as being in competition with the Company. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the peer group are as follows: Auto Zone, Inc.; Genuine Parts Co.; Hi-Lo Automotive, Inc.; The Pep
     Boys -- Manny, Moe & Jack and Trak Auto Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information concerning the annual compensation of each of the named executive officers of the Company, as defined under applicable Securities and Exchange Commission Rules, for services rendered to the Company in each of the Company's last three fiscal years.


                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                         ------------
                                                                          AWARDS(2)
                                              ANNUAL COMPENSATION(1)     ------------
                                             -------------------------     OPTIONS           ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS(3) ($)      (#)(4)      COMPENSATION ($)(5)
- ------------------------------------  ----   ----------   ------------   ------------   -------------------
Peter J. Fontaine,                    1996      192,400      253,793           (6)              5,981
  Chief Executive Officer             1995      192,400      181,199           (6)              3,473
  and President                       1994      192,400      203,375           (6)              4,256
Warren Shatzer,                       1996      186,150      253,793           (6)              5,590
  Executive Vice President --         1995      186,150      181,199           (6)              2,818
  Merchandising                       1994      185,273      109,049           (6)              5,377
William C. Perkins,                   1996      125,000      155,047             0             15,696
  Executive Vice President --         1995      125,000       90,653        60,000              2,706
  Operations(7)                       1994      105,769       40,000        20,450              3,418
David C. Viele,                       1996       84,808       31,725         1,000             11,577
  Vice President --                   1995       80,000       40,000        20,000             11,485
  Purchasing and Distribution         1994       55,000       25,000        20,300              1,302
Steven C. Bair,                       1996       84,808       30,120         1,000             39,797
  Vice President -- Operations        1995       80,000       28,560        20,000             10,748
                                      1994       75,769       30,975        20,300              1,779
Clement A. Bottino,                   1996       84,808       30,120         1,000             31,938
  Vice President -- Operations        1995       80,000       28,560        20,000             10,008
                                      1994       54,692       18,800        20,250              1,015


- ---------------

(1) All Other Compensation, other than salary and bonuses, does not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.
(2) The Company does not offer any Restricted Stock Awards, SAR or other LTIP programs.
(3) Amounts in this column include bonuses earned under the annual management incentive plan which is keyed to the Company's performance. Amounts earned with respect to a particular fiscal year are accrued as expenses in such fiscal year.
(4) This category reflects stock options pursuant to the Company's 1992 Stock Option Plan and 1995 Stock Option Plan.

(5) For 1995, includes: for Mr. Fontaine and Mr. Shatzer the amounts contributed by the Company to the Team Member's Section 401(k) Plan (the "401(k) Plan"); for Mr. Perkins: $4,303 contributed by the Company to the 401(k) Plan and $11,393 accrued under the Company's Supplemental Employee Profit Sharing Plan (the "Supplemental Plan"); for Mr. Viele: $1,916 contributed by the Company to the 401(k) Plan and $9,661 accrued under the Supplemental Plan; for Mr. Bair: $2,369 contributed by the Company to the 401(k) Plan, $9,882 accrued under the Supplemental Plan and $27,546 in payment of accrued vacation benefits; and for Mr. Bottino: $1,850 contributed by the Company to the 401(k) Plan, $9,213 accrued under the Supplemental Plan and $20,875 in allowances and relocation compensation.

(6) Not applicable. No compensation of this type received.
(7) Mr. Perkins also served as Chief Financial Officer of the Company until July 8, 1996 at which time C. Michael Moore assumed this position.

OPTION/SAR GRANTS TABLE

     The following table shows information concerning stock options granted during fiscal 1996 for the individuals shown in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                              REALIZABLE
                                                                                               VALUE AT
                                             INDIVIDUAL GRANTS                                  ASSUMED
                                           ----------------------                           ANNUAL RATES OF
                                                      % OF TOTAL                              STOCK PRICE
                                                       OPTIONS      EXERCISE                 APPRECIATION
                                           OPTIONS    GRANTED TO    OR BASE                 FOR OPTION TERM
                                           GRANTED   EMPLOYEES IN    PRICE     EXPIRATION   ---------------
                  NAME                       (#)     FISCAL YEAR     ($/SH)       DATE      5%($)    10%($)
- -----------------------------------------  -------   ------------   --------   ----------   ------   ------
Peter J. Fontaine........................      -0-        --             --           --        --       --
Warren Shatzer...........................      -0-        --             --           --        --       --
William C. Perkins.......................      -0-        --             --           --        --       --
David C. Viele...........................    1,000         *          26.50      3/18/06    16,666   42,234
Steven C. Bair...........................    1,000         *          26.50      3/18/06    16,666   42,234
Clement A. Bottino.......................    1,000         *          26.50      3/18/06    16,666   42,234

- ---------------

* Less than one percent

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table shows information concerning stock option values as of the end of fiscal 1996.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                                                                   VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                               OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)
                    NAME                         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
- ---------------------------------------------  -----------------------------   ----------------------------
Peter J. Fontaine............................                -0-/-0-                          -0-/-0-
Warren Shatzer...............................                -0-/-0-                          -0-/-0-
William C. Perkins...........................           2,778/88,783                   21,877/683,235
David C. Viele...............................           1,389/45,467                   10,938/270,390
Steven C. Bair...............................           1,389/45,467                   10,938/270,390
Clement A. Bottino...........................           1,389/45,417                   10,938/270,378


- ---------------


(1) This represents the amount by which the fair market value of the Company's Common Stock of $25.875 per share as of May 28, 1996 exceeds the exercise price of those options held by Messrs. Perkins, Viele, Bair and Bottino.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation and Benefits Committee (the "Committee"), are E. E. Wardlow and A Gordon Tunstall. Neither Mr. Wardlow nor Mr. Tunstall has at any time been an officer of the Company. Neither Mr. Wardlow nor Mr. Tunstall were employees of the Company during fiscal 1996.

     No director, executive officer or member of the Committee had any interlocking relationship with any other company which would require disclosure in this proxy statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 20, 1992, the Company and Denis L. Fontaine, Peter J. Fontaine and Warren Shatzer entered into an S Corporation Tax Allocation and Indemnification Agreement (the "Tax Agreement") relating to their respective income tax liabilities. Because the Company is fully subject to corporate income taxation as a result of terminating its S Corporation status prior to the consummation of its initial public offering (the "Offering"), the reallocation of income and deductions between the period during which the Company was treated as an S Corporation and the period during which the Company is subject to corporate income taxation may increase the taxable income of one party while decreasing that of another party. Accordingly, the Tax Agreement is intended to assure that taxes are borne by the Company on the one hand and Messrs. Fontaine, Fontaine and Shatzer and their respective heirs, successors and permitted assigns (the "Stockholders"), on the other only to the extent that such parties are required to report the related income for tax purposes. Subject to certain limitations, the Tax Agreement generally provides that the Stockholders will be indemnified by the Company with respect to federal and state income taxes (plus interest and penalties) shifted from a Company taxable year subsequent to the Offering to a taxable year in which the Company was an S Corporation, and the Company will be indemnified by the Stockholders with respect to federal and state income taxes (plus interest and penalties) shifted from an S Corporation taxable year to a Company taxable year subsequent to the Offering. Any payment made by the Company to the Stockholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or the state taxing authorities to be nondeductible by the Company for income tax purposes.


     On October 10, 1992, the Company and Herman and Marie Fontaine ("Mr. and Mrs. Fontaine"), entered into a Wage Agreement (the "Agreement") that provides that from October 10, 1992 and continuing as long as Mr. and Mrs. Fontaine are both living and are continuing to provide the services required under the Agreement, the Company will pay to Mr. and Mrs. Fontaine, collectively, $140,000.00 per year. Upon the death of either Herman or Marie Fontaine the Company is required to continue to pay the survivor $140,000.00 per year provided the survivor continues to provide the services required under the Agreement. Under the Agreement, Mr. and Mrs. Fontaine must continue to provide services to the Company in their present capacities as consultant and sales auditor, respectively, or to provide consulting services to the Company. Herman Fontaine is one of the founders of the Company and is currently Chairman Emeritus of the Company. Marie Fontaine has been an employee of the Company since the Company was founded. Mr. and Mrs. Fontaine are the parents of Denis L. Fontaine and Peter J. Fontaine. In fiscal 1996, the Company paid Mr. and Mrs. Fontaine a total of $147,280 of which $140,000.00 was paid in accordance with the Agreement and $7,280 was paid as additional compensation to Marie Fontaine.


     The Company leases two of its store locations under separate one year leases from a Florida partnership which was established by Denis L. Fontaine and Peter J. Fontaine and the current partners of which are Peter J. Fontaine and the Glenda A. Fontaine Marital Trust, which was formed after Denis L. Fontaine's death in June 1994 (the "Marital Trust"). The leases provide for fixed monthly rental, pass through of all expenses to the Company, including taxes, repairs and insurance and one year renewal terms. In the past, the leases have been renewed from year to year and it is anticipated that such renewals will continue. Lease payments under the two leases aggregated $127,200 in fiscal 1996. The leases are believed to be at or below fair market value.

     During fiscal 1996, the Company subleased on a month-to-month tenancy a single store location from a single-purpose corporation which was owned equally by Denis L. Fontaine and Peter J. Fontaine until Denis L. Fontaine's death in June 1994. The corporation is currently owned equally by Peter J. Fontaine and the Marital Trust. The corporation leased the store location from an unrelated third party and subleased the store location to the Company on a pass-through basis. Lease payments under the sublease aggregated $39,186 in fiscal 1996. The lease is believed to be at or below fair market value.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company's directors and officers and the holders of more than 10% of the Company's Common Stock, all Section 16(a) filing requirements were complied with by such persons in fiscal 1996 except that a Form 4 required to be filed in connection with the sale of Common Stock pursuant to the Company's secondary public offering in September 1995 was filed late by each of Peter J. Fontaine, Fontaine Industries Limited Partnership, Fontaine Enterprises Limited Partnership and the Glenda A. Fontaine Marital Trust.

3.  PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS
    INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP has been the Company's independent auditors since March 1991. Ernst & Young LLP has been recommended by the Audit Committee and approved by the Board of Directors as the Company's independent auditors for the year ending June 3, 1997, subject to ratification of such appointment by the stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and such representatives are expected to be available to respond to appropriate questions by stockholders. Ratification of the Company's independent auditors is not required by the Company's bylaws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice.

     The Board recommends that you vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the period specified. If the stockholders do not ratify this appointment, other independent auditors will be considered by the directors upon recommendations of the Audit Committee.

                                 OTHER BUSINESS

     It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.


      STOCKHOLDERS PROPOSALS FOR PRESENTATIONS AT THE 1997 ANNUAL MEETING


     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented to the 1997 Annual Meeting of Stockholders must be received by management of the Company at its executive offices not less than 120 days prior to August 15, 1997.

     The Company's Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders' meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     A stockholder's notice with respect to a director nomination must set forth
(a) as to each nominee (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by such person, (iv) all information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected) and (b) as to the stockholder providing such notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.

     The complete Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          /s/ William C. Perkins
                                          -------------------------------------
                                          WILLIAM C. PERKINS
                                          Secretary

Dated: August 15, 1996

                                                                        APPENDIX


THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:                        Please mark
                                                                                             your vote as   /X/
                                                                                             indicated in
                                                                                             the example


1.  TO AUTHORIZE AND APPROVE AN INCREASE IN THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS FROM FIVE MEMBERS TO SIX
    MEMBERS THROUGH THE CREATION OF ONE CLASS I DIRECTOR POSITION

                                    FOR         AGAINST         ABSTAIN
                                   /  /          /  /            /  /

2.  ELECTION OF DIRECTORS.
    Nominees for Class I Directors:  A Gordon Tunstall, David P. Walling

          FOR the nominees                     AUTHORITY
        listed above (except                    WITHHELD
          as marked to the                   to vote for the
           contrary.)                     nominees listed above.
             /  /                                /  /

(Instruction:  To withhold authority to vote for any  individual nominee, strike a line through the nominee's name in the list above).

3.  PROPOSAL TO RATIFY THE APPOINTMENT
    OF ERNST & YOUNG LLP AS THE COMPANY'S
    INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.

       FOR       AGAINST       ABSTAIN
      /  /        /  /          /  /

4. OTHER MATTERS. Unless a line is stricken through the sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of (1) the Company's 1996 Annual Report to Stockholders and (2) the Company's Notice of
Annual Meeting and Proxy Statement dated August 15, 1996 relating to the Annual Meeting.  The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

                                                                                Dated:                                     , 1996
                                                                                       ------------------------------------

                                                                                -------------------------------------------------
                                                                                Signature

                                                                                -------------------------------------------------
                                                                                Signature if held jointly



NOTE:  Your signature should appear as your name appears hereon.  As to shares held in joint names, each joint owner should sign.  If the signer is a corporation, please sign full corporate name by a duly authorized officer.  If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title such.

                                            PLEASE MARK, SIGN AND DATE THIS PROXY CARD
                                        AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

                                                    [LOGO DISCOUNT AUTO PARTS]


YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE AND SIGN  THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

                          DISCOUNT AUTO PARTS, INC.
         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON  OCTOBER 8, 1996



   The undersigned, a stockholder of DISCOUNT AUTO PARTS, INC. (the "Company"), does hereby appoint Peter J. Fontaine, Warren Shatzer, and William C. Perkins, and each of them acting individually, as the attorneys and proxies of the undersigned, with power of substitution, for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at the Lakeland Centre, 700 West Lemon Street, Lakeland, Florida at 10:30 a.m., local time, on October 8, 1996 and any adjournment or adjournments thereof (the "Annual Meeting"), to represent the undersigned at the Annual Meeting, and there to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting, in any manner and with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's Proxy Statement dated August 15, 1996 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.


     The shares represented by this Proxy will be voted only if this Proxy is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO AUTHORIZE AND APPROVE AN INCREASE IN THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS FROM FIVE MEMBERS TO SIX MEMBERS THROUGH THE CREATION OF ONE CLASS 1 DIRECTOR POSITION, FOR THE NOMINEES FOR DIRECTOR, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXIES FOR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                 (Continued and to be signed on reverse side)


                           - FOLD AND DETACH HERE -